UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2024
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

2024 Annual Meeting of Stockholders

On March 25, 2024, the Board of Directors (the “Board”) of RumbleOn, Inc. (the “Company”) determined that the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) will be held on June 4, 2024. The Board also approved April 8, 2024 as the record date for the 2024 Annual Meeting. Only stockholders of record of the Company’s Class A and Class B common stock at the close of business on that date may attend and vote at the meeting or any adjournment or postponement thereof.

Under the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), stockholders may present a proposal or director nomination at the 2024 Annual Meeting if advance written notice is timely given to the Company in accordance with the Bylaws. Because the date of the 2024 Annual Meeting will now be held more than 30 days before the anniversary of the 2023 Annual Meeting of Stockholders, the Company is establishing April 2, 2024 as the date by which notice by a stockholder of any such proposal or nomination must be received by the Company. In addition, pursuant to the universal proxy rules under Rule 14a-19 of the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 by the same date specified above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: March 28, 2024	By:	/s/ Brandy L. Treadway
Brandy L. Treadway
Chief Legal Officer